EXHIBIT 99.1

FOR RELEASE:                           CONTACT:
Date:  January 22, 2004                Lisa Lopez
Time:  8:00 am Eastern                 Tel. (781) 356-9517
                                       Alternate Tel. (617) 320-2401
                                       fallon@haemonetics.com
                                       ----------------------

Haemonetics Reports Third Quarter Results; Company Reaffirms Annual Fiscal Year Guidance


BRAINTREE, MA - Haemonetics Corporation today announced third quarter fiscal 2004 results in line with expectations with revenues of $91 million, up 4% from Q3:03, and earnings per share of $0.38, down 10% from Q3:03.
The Company reported year-to-date revenues of $267 million, up 4% from fiscal 03, and earnings of $0.81, down 15% from fiscal 03.

The Company also re-affirmed its full fiscal 2004 guidance of high single digit revenue growth, gross profit margins in the mid to high 40% range, improved operating margin, and net earnings per share in the range of last year's $1.13.


FINANCIAL HIGHLIGHTS

Haemonetics reported the following financial results for the third quarter and year-to-date:

* Gross profit of $43 million and gross margin of 48% in Q3:04, up 5% in dollars and up 50 basis points respectively over Q3:03 and $124 million and 47% year to date, up 5% in dollars and up 30 basis points respectively over fiscal 03

* Operating expenses of $29 million in Q3:04, down slightly from Q3:03 and $93 million year to date, up 7% over fiscal 03

* Operating income of $14 million in Q3:04, up 19% from Q3:03 and $31 million year to date, down slightly from fiscal 03

* Operating margin of 16% in Q3:04, up from 14% in Q3:03 and 12% year to date, down slightly from fiscal 03

* Revenue for disposables and services was $87 million in Q3:04, 5% over Q3:03 and $255 million year to date, 6% over fiscal 03

Haemonetics' Q3:03 tax rate of 13% reflected a one time tax refund of $4 million. By comparison, Q3:04 reflected a return to the Company's historical tax rate of 36%. Fiscal year to date results also include a second quarter reorganization charge of $2.6 million, or negative $0.07 per share.

For the quarter, the Company further strengthened its balance sheet at December 31, 2003, highlighted by a $3 million inventory reduction and a cash increase of $30 million to an ending cash balance of $97 million. Haemonetics debt position continues to improve, declining to $67 million this quarter. The Company achieved $25 million of cash flow from operations and finished goods inventory turns of 5.7.

Brad Nutter, Haemonetics' President and CEO, said, "During Q3, our sales were adversely impacted by the loss of the Alpha Therapeutics' business after it was purchased by a competitor. We offset this loss by leveraging our core business to see positive drop through from net sales to gross profit to operating income. Our emerging red cell collection and orthopedic surgical blood salvage markets continued to grow in the 40-50% range and coupled with good growth in our blood bank and surgical products. As a result, we are reaffirm our financial objectives for the year."


QUARTERLY PRODUCT LINE HIGHLIGHTS

Plasma disposables revenue was $27 million, down 9% over Q3:03.
Haemonetics plasma sales were negatively affected $3 million this quarter by the loss of the Alpha Therapeutics' business after it was purchased by Baxter.

"Market research shows that Haemonetics' customers are growing plasma collections by 6% while collections at other plasma centers are declining. Additionally, we signed contracts with three customers in the quarter which extended supply agreements, provided for conversion of competitive collection centers to Haemonetics technology, and increased purchase minimums of our collection bottles. We remain confident in the future of our plasma collections business," said Peter Allen, President of Haemonetics' Donor Division.

Blood bank disposables revenue was $30 million, a 12% increase over Q3:03.

Red cell disposables revenue was $5.5 million, a 41% increase over Q3:03. During the quarter, Haemonetics gained six new customers, including four additional American Red Cross regions. This is double the Company's plan. Additionally, three new customer sites were converted to Haemonetics' filtered double red cell disposable kits.

Surgical revenue was $20 million, a 16% increase over Q3:03, boosted by competitive customer gains, OrthoPAT(tm) brand product growth of more than 40%, and increased market penetration in underserved markets.

Miscellaneous and services revenue was $5 million, a 7% decline from Q3:03.


NEW ANNOUNCEMENTS

In follow up to an October 2003 press release, Haemonetics announced today that it had filed an arbitration demand against Baxter Healthcare Corporation regarding Baxter's obligations to honor exclusive Purchase and Supply Contracts as a result of Baxter's purchase of Alpha Therapeutics plasma collection operations. Haemonetics and Baxter were unable to come to an agreeable resolution.

Mr. Nutter said, "While I am disappointed that we were unable to come to a resolution in direct negotiations with Baxter, we will now turn to the mechanism provide by the contracts. We are confident about the strength of our case."

Haemonetics anticipates that unless Baxter changes its position and agrees to honor the contracts and if arbitration is not concluded in FY05, the loss of plasma sales due to the Alpha contracts will total $9 million next fiscal year.

Today, the Company also announced renewal of its agreement with Zimmer to distribute the Company's OrthoPAT system in the U.S. under new terms that position the Company for continued OrthoPAT revenue growth of 40-50% annually over the five year term. (See separate press release of January 22, 2004)

Brian Concannon, Haemonetics' Patient Division President commented, "With Zimmer distributing the OrthoPAT system over the past three years, we have made significant progress in this emerging market, increasing patient use at a rate of 45% per year. Zimmer's strength in orthopedics combined with its outstanding U.S. sales organization provides us with a powerful distribution channel."

Haemonetics will hold a conference call to review highlights of the quarter at 10:00 am eastern today. Interested parties can participate by calling
(800) 231-5571 (US only) or (973) 935-8504. The call will be replayed through February 5th at (877) 519-4471 (US only) or (973) 341-3080 using PIN 4360187.

The Company will post non-GAAP financial reconciliation on its website prior to the conference call.

Haemonetics is presenting at the U.S. Bancorp Piper Jaffray Healthcare Conference on Tuesday, January 27th at 1:30 pm.

Haemonetics (NYSE: HAE) is a global company engaged in the design, manufacture and worldwide marketing of automated blood processing systems. These systems address important medical markets: surgical blood salvage, blood component collection, plasma collection, and blood component safety. To learn more about Haemonetics' products and markets, visit its web site at http://www.haemonetics.com.

This release contains forward looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers' ordering patterns, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.


                                     ###

    Haemonetics Corporation Financial Summary for the Third Quarter FYE04
                      Consolidated Statements of Income
            (Unaudited data in thousands, except per share data)


                                                                  % Inc/(Dec)
        INCOME STATEMENT             12/27/2003    12/28/2002    vs prior year
        ----------------             ----------    ----------    -------------

NET REVENUES                          $90,737       $87,115            4.2%
Gross profit                           43,113        40,941            5.3%
  R&D                                   4,072         4,633          (12.1%)
  S, G & A                             24,945        24,486            1.9%

Operating expenses                     29,017        29,119           (0.4%)
                                      -------       -------

Operating income                       14,096        11,822           19.2%
  Interest expense                       (682)         (783)         (12.9%)
  Interest income                         805           325          147.7%
  Other income, net                       335           549          (39.0%)
                                      -------       -------

Income before taxes                    14,554        11,913           22.2%

Tax expense                             5,240         1,566          234.6%
                                      -------       -------

NET INCOME                            $ 9,314       $10,347          (10.0%)
                                      =======       =======

Net income per common share
 assuming dilution                      $0.38         $0.42           (9.5%)

Weighted average number of shares
  Basic                                24,518        24,295
  Diluted                              24,780        24,573


                                                                  Inc/(Dec) vs
                                                                   prior year
                                                                 profit margin
        PROFIT MARGINS:                                                %
        ---------------                                          -------------

Gross profit                          47.5%         47.0%
R&D                                    4.5%          5.3%
S, G & A                              27.5%         28.1%
Operating income                      15.5%         13.6%            1.9%
Income before taxes                   16.0%         13.7%            2.3%
Net income                            10.3%         11.9%

             Haemonetics Corporation Financial Summary for FYE04
                      Consolidated Statements of Income
            (Unaudited data in thousands, except per share data)


                                                                 % Inc/(Dec) vs
        Income Statement:            12/27/2003    12/28/2002      prior year
        -----------------            ----------    ----------    --------------

NET REVENUES                          $266,508      $256,075           4.1%
Gross profit                           124,079       118,478           4.7%
  R&D                                   13,691        14,682          (6.7%)
  S, G & A                              79,200        72,456           9.3%
Operating expenses                      92,891        87,138           6.6%

Operating income                        31,188        31,340          (0.5%)
  Interest expense                      (2,235)       (2,530)        (11.7%)
  Interest income                        1,274         1,111          14.7%
  Other income, net                        699         1,637         (57.3%)
                                      --------      --------
Income before taxes                     30,926        31,558          (2.0%)

Tax expense                             11,134         7,656          45.4%
                                      --------      --------

NET INCOME                            $ 19,792      $ 23,902         (17.2%)
                                      ========      ========

Net income per common share
 assuming dilution                    $   0.81      $   0.95         (14.7%)

Weighted average number of shares
  Basic                                 24,234        24,752
  Diluted                               24,446        25,280


                                                                  Inc/(Dec) vs
                                                                   prior year
                                                                 profit margin
        PROFIT MARGINS:                                                %
        ---------------                                          -------------

Gross profit                          46.6%         46.3%
R&D                                    5.1%          5.7%
S,G&A                                 29.7%         28.3%
Operating income                      11.7%         12.2%            (0.5%)
Income before taxes                   11.6%         12.3%            (0.7%)
Net income                             7.4%          9.3%

            Haemonetics Corporation Financial Summary for FYE 04
                              Revenue Analysis
                        (Unaudited data in thousands)


                                                    Third quarter                            Nine Months Ended
                                       ---------------------------------------    ---------------------------------------
         REVENUE ANALYSIS              12/27/2003    12/28/2002    % Inc/(Dec)    12/27/2003    12/28/2002    % Inc/(Dec)
         ----------------              ----------    ----------    -----------    ----------    ----------    -----------

Revenues by Geography
  United States                         $30,372       $32,132         (5.5)        $ 94,241      $ 96,694        (2.5)
  International                          60,365        54,983          9.8          172,267       159,381         8.1
                                        -------       -------                      --------      --------
  Net Revenues                          $90,737       $87,115          4.2         $266,508      $256,075         4.1
--------------------------------------------------------------------------         ----------------------------------
Disposable Revenues by Product Line
  Surgical                              $19,810       $17,067         16.1         $ 55,042      $ 50,955         8.0
  Blood Bank                             29,650        26,417         12.2           82,330        75,373         9.2
  Red Cell                                5,493         3,891         41.2           15,139        10,880        39.1
  Plasma                                 26,830        29,629         (9.4)          87,139        88,377        (1.4)
                                        -------       -------                      --------      --------
  Subtotal                              $81,783       $77,004          6.2         $239,650      $225,585         6.2

Equipment                                 3,953         4,719        (16.2)          11,551        16,511       (30.0)
Misc & Service                            5,001         5,392         (7.3)          15,307        13,979         9.5
                                        -------       -------                      --------      --------
Net Revenues                            $90,737       $87,115          4.2         $266,508      $256,075         4.1
--------------------------------------------------------------------------         ----------------------------------

             Haemonetics Corporation Financial Summary for FYE04
                         Consolidated Balance Sheets
                        (Unaudited data in thousands)


                                           Period ending
                                      -----------------------
          BALANCE SHEET:              12/27/2003    3/29/2003
          --------------              ----------    ---------

Assets
------
Cash & cash equivalents                $ 97,182      $ 49,885
Accounts receivable, net                 84,399        77,913
Inventories, net                         56,081        65,805
Other current assets                     28,330        29,652
                                       --------      --------
      Total current assets              265,992       223,255
Net PP&E                                 79,320        83,987
Other assets                             51,252        51,966

      Total assets                     $396,564      $359,208
                                       ========      ========

Liabilities & Stockholders' Equity
----------------------------------
S/T debt & current maturities          $ 41,016      $ 39,005
  Other current liabilities              61,338        61,370
                                       --------      --------
Total current liabilities               102,354       100,375
Long-term debt                           25,560        31,612
Other long-term liabilities               4,422         3,984
Stockholders' equity                    264,228       223,237
                                       --------      --------
      Total liabilities & equity       $396,564      $359,208
                                       ========      ========